                                                                       Exhibit 5

                                September 4, 1996










Onyx Acceptance Corporation
8001 Irvine Center Drive
Fifth Floor
Irvine, California  92718


                      Re:    Onyx Acceptance Corporation
                             Registration Statement for Offering of 1,133,304
                               Shares of Common Stock


Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,133,304 shares of Common Stock under the Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of Onyx Acceptance Corporation Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,



                                              BROBECK, PHLEGER & HARRISON LLP